UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported) June 14, 2005 (June 8, 2005)

                                SEARCHHELP, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                        333-97687              11-3621755

(State or other jurisdiction of    (Commission File Number)     (IRS Employer
       incorporation)                                        Identification No.)


            1055 Stewart Avenue, Suite 12, Bethpage, New York, 11714 (Address of principal executive offices, including zip code)

                                  516-922-4765
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This Current Report contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, demand and acceptance of services, changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission by SearchHelp, Inc. (the "Company"). All readers are encouraged to carefully review this Current Report. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.


ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
                  SEE BELOW.

ITEM 2.01         COMPLETION OF ACQUISITION OF SECURITIES

                  Acquisition of E-Top-Pics, Inc.


         On April 26, 2005, the Company entered into an agreement to purchase a privately-held marketing and distribution company called E-Top-Pics, Inc., a Massachusetts corporation ("ETP"). A copy of the Securities Purchase Agreement is attached hereto as Exhibit 2.1. At the closing, which occurred on June 8, 2005, the Company acquired 100% of the ETP capital stock in exchange for 4.0 million shares of our common stock. ETP became a wholly-owned subsidiary of SearchHelp, Inc.

         ETP markets and distributes specialty branded disposable cameras, film and accessories. We believe that this acquisition will help us establish a distribution network for our Sentry software products.


RISK FACTORS

         IF WE ARE UNABLE TO GENERATE SUFFICIENT REVENUES IN THE FUTURE, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated research and developmental expenses, employment costs, and administrative expenses. We cannot assure our stockholders that our business plan as described in this current report will materialize as we plan or prove successful, or that we will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment. As a result of the nature of our business, we have incurred substantial operating expenses without generating significant revenues.

IF WE CONTINUE OUR HISTORY OF LOSSES, IT MAY CAUSE A DECLINE IN OUR STOCK PRICE OR AN INABILITY TO CONTINUE OUR OPERATIONS.

We incurred net losses in fiscal 2004 of $1,338,235. We have earned less than $22,000 in revenues from inception through December 31, 2004. As a result, as of December 31, 2004, we had stockholders' capital of $1,653,414 and a working capital deficiency of $554,918. For the three months ended March 31, 2005, we had stockholders' capital of $1,399,757 and a working capital deficiency of $777,379. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Also, the current economic instability may limit our ability to develop and ultimately market our technologies. Any of these factors could cause our stock price to decline or cause us to discontinue our operations and may result in our stockholders losing a portion or all of their investment.

IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, OUR BUSINESS MAY FAIL OR OUR OPERATING RESULTS AND OUR STOCK PRICE MAY BE MATERIALLY ADVERSELY AFFECTED.

We completed our public offering in July 2003 in which we sold 2,474,000 units for a total gross proceeds of $1,237,000. Each unit consisted of one share of common stock, one A warrant to purchase one share of common stock at $.75 and one B warrant to purchase one share of common stock for $1.75, at a purchase price of $.50 per unit. We spent most of the funds raised to pay off debt, payables and used the balance for working capital. We then began a private offering in September of 2003 to sell 2,400,000 shares of common stock at a purchase price of $0.25 per share. We later increased this offering in November 2003 to sell 7,200,000 shares for an aggregate of $1,800,000. We sold 6,886,000 shares of common stock for total proceeds of $1,721,500 less $52,750 in offering costs. These funds have allowed us to continue to operate since we have not yet generated any significant revenues. If we are unable to obtain adequate funding, we may not be able to successfully develop and market our products and our business will most likely fail.

OUR NEW MARKETING AND DISTRIBUTION BUSINESS IS IN THE EARLY STAGES AND MAY NOT BE SUCCESSFUL

Our recently acquired ETP business has entered into licenses for the use of NASCAR and other branded names for the distribution of certain products, including disposable cameras, film and related accessories. Although ETP has entered into a distribution agreement with Fuji USA, Inc. to distribute specialty branded FUJI products in North America, such agreement may be terminated by Fuji at any time on 30 days notice. Although ETP and the Company believe that the long-term relationship between Brian O'Connor and Fuji will enable us to continue to distribute Fuji products, there can be no assurance that Fuji will not terminate the agreement in the near future, or that even if not terminated, that we will be able to sell a sufficient number of Fuji products to make a meaningful profit on this part of our business. Our company is relying heavily upon the success of this distribution arrangement to generate significant earnings and cash flow, and the failure of this part of our business to achieve near term success would have a material adverse effect on our business and prospects.

OUR INABILITY TO RETAIN AND ATTRACT KEY PERSONNEL COULD ADVERSELY AFFECT OUR ABILITY TO DEVELOP OUR PRODUCTS.

We believe that our future success will depend on the abilities and continued service of certain of our senior management and executive officers, particularly our Chief Executive Officer and President and those persons involved in the research and development of our products. If we are unable to retain the services of these persons, or if we are unable to attract additional qualified employees, researchers and consultants, we may be unable to successfully finalize and market our products and other future products being developed.

A PORTION OF OUR IAQ LINE OF BUSINESS MAY REQUIRE US TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED ("1940 ACT") WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS

We are not registered and do not intend to register as an investment company under the 1940 Act or any similar state laws. As part of our planned IAQ business, we entered into an agreement with Environmental Commercial Technology Corp. to acquire for cash and securities an interest in the revenues from a mold remediation product. If we do not undertake substantial additional activities in connection with the product, it is possible that our investment in the product could be viewed as an investment company activity. We do not believe that our planned activity will constitute investment in securities and, therefore, will not cause us to be subject to regulation as an "investment company." We may however be required to register as an investment company in order to undertake this investment. Although there is a safe harbor exemption in the 1940 Act that would allow us to use up to 40% of our non-cash assets towards such investments, even if such investments were deemed to be a security investment activity, it is unlikely that we will be able to avail ourselves of such safe harbor exemption. If this were to occur, our day-to-day operations would then become subject to the regulatory and disclosure requirements imposed by the 1940 Act. We do not have the infrastructure to operate as an investment company and therefore would not be able to continue doing business.

OUR SENTRY CHILD SOFTWARE TECHNOLOGY AND STRATEGY MAY NOT BE SUCCESSFUL.

Our initial success will depend almost entirely upon the acceptance of our products and services by parents with children under the age of 17, elementary and middle schools, media companies and households. Market acceptance will depend upon several factors, particularly (i) the determination by parents that they need and want to monitor and protect their children while on the Internet,
(ii) the determination by schools that they want to educate and inform their families about the need for monitoring and knowing what their children do while on the Internet, (iii) the recognition by home owners of the need to be concerned about homes' indoor air quality and (iv) the awareness of mold as a growing health concern. A number of factors may inhibit acceptance, including
(i) the existence of competing products, (ii) our inability to convince families that they need to pay for the products and services which we will offer, or

(iii) failure by households and service companies to use our products. If our products are not accepted by the market, we may have to curtail our business operations, which could have a material negative effect on operating results and most likely result in lower stock price.

THERE CAN BE NO ASSURANCE THAT WE WILL EARN A PROFIT ON THE MOLD REMEDIATION PRODUCT OR EVEN RECEIVE A RETURN OF ANY PORTION OF OUR INVESTMENT, ALL OF WHICH COULD BE LOST

We have used a substantial amount of our resources to acquire an interest in the mold remediation product. We have paid $500,000 in cash and are required to pay an additional $100,000 in cash. We have also issued 2,300,000 shares of our common stock and issued warrants to purchase 2,300,000 shares of our common stock. This is a substantial commitment of our resources and we will not achieve any substantial benefit unless the product is effective for its intended purposes and achieves wide market acceptance and sales within a relatively short period of time. We were required to effectuate and pay the costs of a registration statement with Securities and Exchange Commission for the shares issued and the shares underlying the warrants issued to Environmental Commercial Technology Corp. and its parent by September 1, 2004. Since did not register these securities by that date, the agreement allows the warrant exercise price to be reduced in stages from $0.33 per share at September 1, 2004 to a low of $0.01 at January 1, 2006. At December 31, 2004, the shares were not registered and the reduction in the warrants exercise aggregating $138,000 was charged to operations. At April 4, 2005, the shares were not registered and the reduction in the aggregate exercise price of $184,000 was charged to operations in the first quarter of fiscal 2005. If the registration statement is not effective by January 1, 2005, both ECT and its parent may cancel the agreement and keep half of the common shares issued; but, they must surrender the warrants and refund the cash to the Company. The Company is presently in negotiations relating to the calculation of the reduction in the exercise price, but cannot assure you as to the outcome of such negotiations.

ENVIRONMENTAL COMMERCIAL TECHNOLOGY CORP. MAY NOT MEET ITS OBLIGATIONS

Even if the mold remediation product is effective for its intended purposes, there is a substantial risk that Environmental Commercial Technology Corp. may not be able to perform adequately, that it may not be effective in marketing the product, that its own rights may be challenged or that it will fail to comply with its obligations, both monetary and otherwise, to us. Were any of these possibilities to occur, we might suffer the loss of our investment in the product.

WE WILL FACE COMPETITIVE PRESSURES

We will compete, in all of our proposed businesses, with other companies, some of which have far greater resources and experience than we do. There are established competitors and there is ease of market entry for other companies which choose to compete with us. Effective competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter the market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger technical staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving standards and competitors' innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could seriously damage our business and chances for success.

WE MAY BE EXPOSED TO LIABILITY IN OUR INDOOR AIR QUALITY BUSINESS OR IN CONNECTION WITH FAMILYSAFE SENTRY PRODUCTS

We intend to operate in areas which affect the health and safety of individuals and families. It is our intention to improve such health and safety. However, if any person should be harmed, notwithstanding the use of our products or services, we may be sued on various grounds including product liability or negligence. We may seek to obtain insurance to protect us against such potential liability, but even if we do so, we may be faced with heavy litigation costs and possible awards for damages, any of which would severely burden our financial position and stability.

WE COULD EXPERIENCE EXTREMELY HIGH TECHNICAL SUPPORT NEEDS FOR OUR SENTRY CHILD SOFTWARE PRODUCTS WHICH COULD HARM OUR BUSINESS AND REPUTATION

To succeed with our Sentry child software plans, we must be certain that the products experience a low need for technical support. Our success in this area depends on ease of use and customer satisfaction. Our operations depend upon its ability to protect its network infrastructure and equipment and to keep its information updated and correct. Although we have sought to build redundancy into our network and hosting infrastructure, we could experience interruptions in service and partial system failures due to routing problems, hard drive failures, database corruption and other computer failures. Any of these problems could seriously damage our business.

RISK RELATED TO E-TOP-PIC'S BUSINESS

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY AGAINST CURRENT AND FURTURE COMPETITORS.

Many of our competitors have substantially greater marketing and financial resources than us. Some of our competitors have held a large portion of the commercial market segment that we are competing for, for a long period of time. We cannot guarantee that we will be able to penetrate this market and be able to compete at a profit.

THE LOSS OF MR. O'CONNOR, OUR CHIEF OPERATING OFFICER, COULD SERIOUSLY HARM OUR BUSINESS.

Mr. Brian O'Connor has existing relationships as well as licenses with Fuji and NASCAR. If something happened to Mr. O'Connor there is no guarantee that these companies would renew these licenses with us or that we would be able to make our sales projections.

WE MAY BE SUBJECT TO TRADE RESTRICTIONS AND TARIFFS.

A large portion of our projected revenues will come from the sales of Fuji Film and cameras. These products are developed and manufactured in Japan. There is no guarantee that Fuji will renew our Level 2 Distributor agreement. There is no guarantee that Fuji will be able to maintain its competitive pricing if there are trade restrictions placed on Japan. Fuji may terminate this agreement at any time.

BUSINESS
         SearchHelp, Inc. (the "Company") was incorporated in the State of Delaware on September 5, 2001. The Company is a successor to SH Networks.com, Inc., ("SHN"), formerly known as SearchHelp.com, Inc., a New York corporation formed on January 29, 1999. SHN merged into the Company on September 5, 2001 in a transaction in which the shareholders of SHN exchanged all of the capital stock in SHN for 6,616,910 common shares of the Company. The merger was accounted for as a recapitalization.

         The Company is investigating opportunities that will improve family safety and well being. The Company is currently focusing on selling its two software products through its subsidiary, FamilySafe, Inc. ("FamilySafe") and its newly formed subsidiary E-Top-Pics, Inc. E-Top-Pics will also continue to sell its film and camera products.

FamilySafe Products

         FamilySafe owns the technology for the Company's two software products, Sentry At Home and Sentry Remote. Sentry At Home is a comprehensive online monitoring software package whereby parents set the security permission levels for their children. It enables parents to monitor their child's behavior on the Internet by blocking and filtering out inappropriate web sites on AOL, Netscape, Internet Explorer and MSN. It also protects children from potential online predators by monitoring Instant Messaging applications and chat rooms. Sentry Remote enables parents to monitor their child's behavior on the Internet, but it can also be used remotely while the parent is not at home. It allows parents to see on their computer screens exactly what their children are seeing on their home screens and they can intervene if necessary. With Sentry Remote, parents are able to be an active participant in their children's Internet experience from any computer that is online.

         The testing of our software products is extremely important and on going. The Company is currently using an independent company in India to do the testing for the Sentry products in three areas. First, upgrades and enhancements are done on a continual basis to prolong the lifecycle of the products and as new enhancements and upgrades are completed, each item must be tested for potential bugs. Testing is also performed to make certain that each new component does not affect the existing software. Finally, as with all software, the software, has to be tested to be certain it is compatible with all third party software and new hardware platforms.

         In order to market and sell the Sentry products, the Company had entered into an exclusive manufacturing, marketing and distribution agreement with Family Trusted Products, LLC ("FTP"), a company dedicated to creating technology-based products that reinforce the importance of safety for children. Due to the lack of marketing effort from FTP the Company executed a mutual termination agreement with FTP on April 1, 2005. The Company is currently manufacturing 10,000 units of the Sentry At Home product for retail sales as well as continuing to sell both products on the Internet. The date of completion for manufacturing is on or about June 30, 2005. The Company is hopeful that the product will be on retailer's shelves 45-60 days after the completion of the manufacturing.

         On April 1, 2004, when the development and testing of both products were completed, the Company hired the owner of E2Techlabs to be the Company's Chief Technical Officer and a programmer/tester from the E2Techlabs to be the Company's in-house programmer and tester. Both of their responsibilities include working with the developer to assist with enhancements and upgrades during the life cycle of the products. Sentry At Home and Sentry Remote both received enhancements and upgrades in the last six months. The testing required for these upgrades and enhancements took approximately six weeks. The testing fees were approximately $5,000. The Company has since hired Paradigm InfoTech, Inc., to test the products as they go through upgrades, and enhancements. This is extremely cost effective as we utilize Paradigm's offshore development team.

         Marketing

         The Company began selling its Sentry products in December of 2004 on the Internet. The Company created literature and marketing materials for media kits. The Company is using the media kits for retail, corporate, reseller and community outreach programs. The Company's products were recently mentioned in a Newsday article published on May 2, 2005 entitled, "Do you know where your children are?". The Sentry products also won the Lisa Award for Long Island's best software presented by ListNet, on May 4, 2005.

         The Company will also seek to market the products focusing on grassroots initiatives, community outreach, resellers and other media outreach initiatives. Recently, the Company formed a partnership with AmeriCares, a nonprofit disaster relief organization. The Company will contribute $5.00 to AmeriCares from each software product that is purchased online. On May 11, 2005, the Company sent a check for $180 for the first quarter ended March 31, 2005 for the sale of 36 units. The Company plans to seek other nonprofit relationships.

         The Company intends that grassroots initiatives will begin with Internet outreach, whereby the Company will seek web sites for free links or mention of the products, such as web sites for parenting, nonprofits, education, women and technology. The Company has recently signed an agreement with Pricegrabber and made an agreement with Yahoo to help sell the Sentry software on the Internet.

         The Company is also seeking Value Added Resellers ("VAR"), who are resellers of software and hardware. The Company will also consider utilizing a direct market reseller initiative to schools, nonprofit organizations, other child activity places of business such as a pediatrician's office, school photographers and child organizations such as the Boy Scouts, Girls Scouts and Boys and Girls Clubs of America. The Company will consider purchasing email and physical address lists for each group. Fundraisers for schools and nonprofits will be addressed as well. The schools and organizations will be contacted through Parent Teacher Associations (PTA) and Parent Teacher Organization (PTO), web sites, conventions and other mailings. The Company intends to leverage its personal relationships to contact various companies seeking corporate alliances.

         Additional strategies include consumer offerings, expert endorsements, private labeled offerings that leverage the influence and power of another entity's reputation and/or positioning as well as fully embedded offerings into complementing products, services and providers.

         Competition

         The Company will compete for business with other companies that have child-monitoring software that includes the following: NetNanny, LookSmart, Ltd., Cybersitter, Solid Oak Software, Inc. (US), CyberPatrol, SurfControl, MacAfee Parental Controls, Networks Associates Technology, Inc., Norton Parental Controls, Symantec Corporation, FilterPak, S4F, Inc., Cyber Sentinel, Security Software Systems, Inc., and Cyber Snoop, Pearl Software, Inc. NetNanny is the best known, with revenues of approximately $4 million, but PC Magazine considers CyberSitter the best, with revenues of approximately $10 million.

         The Company plans to respond promptly and effectively to the challenges of technological change, evolving standards and the Company's competitors' innovations by continuing to enhance the Company's products and services, as well as the Company's sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or the Company's failure to compete effectively, could seriously damage the Company's business.

Indoor Air Products

         Through the Company's Indoor Air Quality subsidiary, management has been exploring opportunities concerning the quality of living aspects of indoor air quality ("IAQ"). The increased knowledge and concern with regards to indoor air toxins and irritants, combined with the dramatic increase in the diagnosis of childhood and adult asthma and the potential impact of these issues on general family health represent, in the Company's opinion, an area in need of address and solutions. The increasing media attention, as well as hard and soft data related to in-home complaints and associations with IAQ problems, makes the opportunity to develop a consumer friendly and informative home-based solution appealing to the Company.

         The Company has chosen to focus on one of the most important issues within the broader IAQ arena - Mold. There is a great deal of both medical and media attention being given to the detection and the removal of harmful molds from indoor air systems. The Company has investigated the potential for engaging in two aspects of the mold issue; (1) providing definitive products for testing for mold conditions and (2) providing effective indoor mold remediation solutions.

         On February 3, 2004, the Company entered into an agreement with Environmental Commercial Technology Corp. ("ECT"), a company that was granted the rights to market an organic compound for mold remediation that has the ability to both kill and prevent the growth of mold and fungus in an environmentally safe manner. Pursuant to the agreement the Company is entitled to receive an interest equal to 5% of the gross revenue from the sale of the product by ECT. In return, the Company provided immediate development capital of $500,000 and was obligated to pay ECT an additional $100,000 in August 2004. The Company will also provide consulting services in connection with the marketing and sales of the product, especially in the consumer marketplace. The Company granted ECT and its parent company, Bioneutral Laboratories Corporation USA ("Bioneutral"), as additional consideration, a total of 2,300,000 shares of common stock and a warrant to purchase up to 2,300,000 shares of common stock at a purchase price of $.33 per share. The Company is required to register the stock issued to Bioneutral and ECT. If the shares were not registered by September 2004, the purchase price of the common stock would fall by $.01 per share per month through December 2004. If they continue to be unregistered by January 2005, the purchase price of the common stock will fall by $.02 per share per a month until they are registered or until the purchase price equals $.01 per share in January 2006. If the shares are not registered by January 1, 2005, ECT can terminate the agreement, but would have to return the Company's $500,000 and a portion of the stock issued to ECT and Bioneutral. For the year ended December 31, 2004, the price of the warrants fell a total of $.06 and the operations of the Company were charged $138,000. For the first quarter ended March 31, 2005 the warrants fell an additional $.08 and operations were charged $184,000. At May 11, 2005, the shares were not registered. Management is currently negotiating with ECT to change the way the purchase price is calculated, but cannot assure you as to the outcome of such negotiations.

         The Company has been recently informed by ECT's parent company, Bioneutral that the Environmental Protection Agency ("EPA") is expected to issue guidelines specific to mold prior to the end of fiscal year 2005. To date, the EPA does not have specific guidelines pertaining to mold. Companies, such as ECT/Bioneutral, who wish to obtain EPA approval for a specific application, such as for mold, must submit the specific protocol to the EPA for approval. Currently, ECT/Bioneutral have submitted their specific protocol to the EPA for mold that pertains to hard surface applications. No assurance can be given whether or not the EPA will ever grant Bioneutral/ ECT a registration.

          Since ECT/Bioneutral is waiting for EPA approval, the Company will not make the final payment of $100,000 until ECT begins to generate revenue from the mold compound. The Company expects to begin to receive its 5% interest from this venture at such time.

         Marketing

         ECT continues to be the responsible party for all marketing and sales of the mold remediation compound. The product will be marketed through remediation companies that specialize in the remediation of mold and fungi.

         Competition

         The Company will compete for business with many IAQ companies, many of whom have greater experience, expertise and/or greater resources than ECT.


FUTURE PRODUCTS

         SearchHelp continues to evaluate the viability and need for other security and imaging type products. With this in mind, it has just completed its beta version of a corporate monitoring product called Sentry Office Controls, that will allow employers to not only monitor the time efficiency of their employees, but also to filter and/or eliminate access to web sites deemed inappropriate during work hours.

BUSINESS E-TOP-PICS, INC.

         On April 26, 2005, the Company entered into a Securities Purchase Agreement to purchase E-Top-Pics, Inc. ("ETP"), a Massachusetts marketing company. ETP licenses sports tradenames and images and markets and distributes disposable cameras and other products using the licensed images, likenesses and logos.

         Management believes that this purchase and the proven distributor relationships with traditional retail stores that ETP has had experience with will be enable this new subsidiary to also generate net sales of the Sentry products. We also believe that ETP will help spearhead SearchHelp's previously intended plan to distribute Sentry to law enforcement, educational, pediatrician, charitable organization, and in-home-computer-technician channels.

ETP NASCAR Racing Team Flash Cameras

ETP has built a strong relationship with NASCAR, and holds licensing agreements with four NASCAR racing teams. ETP has entered into an exclusive license agreement with FUJI USA, Inc. under which ETP sells the "Fujicolor QuickSnap Car Driver Series," which are one-time-use flash cameras. The cameras decor features the driver's image, signature and race car number. These affinity cameras are distributed at NASCAR racing events and throughout North America at various mass retailers including Wal-Mart, Target, Brooks, Walgreens and CVS, all retailers that use Fuji as its' primary camera supplier.

In addition to the Fujicolor QuickSnap Car Driver Series flash cameras, ETP has just completed a shipment of key chains that carry the NASCAR racing team's logo, and is also in talks with a major headwear manufacture about marketing their products.

ETP  expects  sales  from  their  "NASCAR   related   product"  sector  to  grow
significantly during the next few years, as auto racing continues to be the fastest growing spectator sport in the United States.

Fuji INSTAX Commercial Market Products

ETP has also built a strong relationship with the Commercial Sales and Marketing Group at Fuji Film America. We believe that this is because ETP has shown it has a great ability to market and distribute Fuji film product in the United States market where Fuji has limited commercial sales force or expertise. Prior to April 2004, sales of Fuji FP-100 professional line film only represented 2% of the U.S. film market. This market share grew to 18% by the end 2004, primarily due to ETP's distribution of over $5 million of this FP-100 film.

Due to its recent success, Fuji has now contracted with ETP to launch Fuji's commercial line of INSTAX cameras and INSTAX wide format pack film in the United States beginning in June 2005; a $400 million market in the U.S. that is currently dominated by Polaroid.

Under the terms of the agreement, ETP has been engaged as an authorized Fuji distributor. The agreement may be terminated by Fuji at any time in the event that ETP fails to achieve and maintain satisfactory sales performance levels.

In the photography industry, Fuji is only second to Canon Inc., with over $20 billion in revenue. We believe that the financial strength, credit rating and market position of Fuji compared to that of Polaroid (which recently emerged from reorganization) will increase the likelihood that Fuji will capture a large portion of the instant film market from Polaroid over a short period of time.

Fenway Park Sky-Box

ETP owns a three-year lease agreement on a Sky-Box at Fenway Park, the home of the Boston Red Sox baseball team that won the 2004 World Series. Due to the limited number of sky-boxes at Fenway, and due to the Red Sox team's recent success, this Sky-Box is in great demand. ETP earns revenue by subleasing the sky-box on a per-night basis for all 81 home games, and for any scheduled concerts held at Fenway. ETP has the first right of refusal to renew the lease every three-years.

While this subleasing has allowed ETP to generate revenues and profits, it also has allowed ETP to establish great business relationships with many local companies in the Boston area. In addition, O'Connor has a long-standing relationship with Major League Baseball and a number of its current and former players such as Carl Yastrzemski and Louis Tiant.

In fiscal 2004, ETP generated profits of over $50,000 on net revenues of approximately $120,000 from its leasing the Sky-box for corporate events.

Key Personnel of ETP

Mr. Brian O'Connor founded E-Top-Pics in 2001. Prior to this, Mr. O'Connor was the vice president for North American and Asia Pacific Sales for the Polaroid Corporation from 1989 to 1998. At Polaroid, he was responsible for more than 900 employees in sales and marketing for the entire U.S. business that generated over $1.1 billion in sales. During the past few years he has negotiated several key marketing arrangements which have resulted in successful relationships with key personnel at Fuji Film America, Major League Baseball, and NASCAR. In addition to his tenure at Polaroid and founding E-Top-Pics, Inc., Mr. O'Connor established an international consumer sales group in Asia, Japan, South America, Africa and the Middle East for Polaroid component products. O'Connor currently serves on the board of directors of Dana Farber Cancer Institute and the Jimmy Fund Advisory Council. Formerly, he served on the board of directors of the Carroll School for Dyslexic Children and The New England Sports Museum.

The Market

Currently there is an annual market for instant film and cameras of between $400 and 450 million dollars in the United States.

MARKETING
We are in the process of hiring four sales people that have years of experience in distribution of the instant film and camera products. These sales people will be hired directly by Mr. O'Connor and have an established account base. In addition to the commercial market the Company is also pursuing the law enforcement segment which has an existing need for the instant cameras and film and showed interest in our on line monitoring and filtering products.

COMPETITION

Polaroid and Hewlett Packard are most likely to be our biggest competitors. They have been around the longest and have well known names in the industry for instant film, cameras and digital printer lines.

LEGAL PROCEEDINGS.

           None

EMPLOYEES

As of June 13, 2005, the Company had four full time employees and one part-time employee.

INSURANCE

We currently have general liability, Workers Compensation, Disability, Directors and Officers and Errors and Omissions insurance policies in effect. We believe this coverage to be adequate and consistent with reasonable business practices.


DESCRIPTION OF PROPERTY

         The Company leases an executive office at 1055 Stewart Avenue, Suite 12, Bethpage, New York 11714. The lease was renewed for an additional year on December 1, 2004 and is guaranteed by the Company's president. The rent is $1,107 per month ($13,280 per year). There was an annual increase of $320 from the 2004 lease. The Company has a security deposit with its landlord of $2,155.


MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

         The Company has a six-member board of directors. Each director holds office until the next annual stockholders meeting or until a successor is duly elected or appointed. The biographies of the members of the board and our executive officers appear below.

                                                                                          YEAR
NAME                AGE                              POSITION                        BEGAN SERVICE

William Bozsnyak     44     Chairman of the Board of Directors, Chief Executive           2001
                            Officer, acting Chief Financial Officer, Vice President
                            and Treasurer

Debbie Seaman        46     Director and Secretary                                        2001

Joel San Antonio     52     Director                                                      2001

Joseph Carrizzo      47     President and Director                                        2001

David Barnes         62     Director                                                      2005

Brian O'Connor       59     Director and Chief Operating Officer                          2005

         WILLIAM BOZSNYAK has served as the Chief Executive Officer, Treasurer and Chairman of the Board of the Company since its inception in January 2001 and became its Chief Financial Officer and Vice President in September 2002. Mr. Bozsnyak served as Chief Financial Officer until April 2004 and as President until September 2002. Mr. Bozsnyak will serve as interim Chief Financial Officer until the Company is able to find a suitable replacement. In 1998, Mr. Bozsnyak created a local portal that focused on small businesses whose needs were not being met on a national level. This portal ultimately became the Company. Prior thereto, Mr. Bozsnyak had worked in the financial services industry, having joined J.P. Morgan Securities Inc. in 1982 and become a vice president in its Institutional Fixed Income Sales Department. In 1993, Mr. Bozsnyak left Morgan to join UBS Securities Inc. (Union Bank of Switzerland) where he remained until 1998. He was a vice president in its Global Fixed Income Department and sold U.S. fixed income securities to major institutional U.S. firms. Mr. Bozsnyak graduated in 1982 from the New York Institute of Technology with a B.S. degree in Business Administration and a minor in Finance.

         DEBBIE SEAMAN has served as a Director and Secretary of the Company since its inception and has been President since September 2002. Ms. Seaman resigned her position as President of the Company on April 26, 2005. Ms. Seaman remains Secretary and Director of the Company. Before September 2002 she had served as Vice President. Ms. Seaman has, since 1987, been an independent consultant to small and medium sized construction, law, marketing, publishing, politics and travel companies. In this capacity, Ms. Seaman works as a strategist to increase the value of the companies as a whole, while also helping management and staff foster improved performance and cooperation. Ms. Seaman continues to provide consulting services on a part-time basis. She has also worked for numerous nonprofit organizations such as the National Multiple Sclerosis Society, Nassau/Suffolk Law Services, NYS Youth Bureaus, Surrogate's Court and North Shore Child & Family Guidance Center where her responsibilities included departmental administration, policy and program development, community project organizing, public speaking, grant writing and clinical practice. Ms. Seaman received her Bachelors degree from State University College of New York and her Masters degree in Social Work from Virginia Commonwealth University in 1981. In 2000, Ms. Seaman was awarded the Outstanding Community Leadership Award from the National Multiple Sclerosis Society, Long Island Chapter.

         JOEL SAN ANTONIO has been a Director of SearchHelp, Inc. since September 2001 and has served on the Company's Audit Committee and Compensation Committee since their formation. Mr. San Antonio resigned from his position of chairman of the audit committee on April 26, 2005. Mr. San Antonio began his career as co-founder of a sportswear manufacturer in the women's fashion industry. In 1983, Mr. San Antonio and his partner exited the fashion industry and founded Warrantech Corporation, a third party administrator of service contracts and extended warranty programs. The Company went public in 1984 and in September 1997 was recognized by Fortune Magazine as one of the "100 Fastest Growing Companies in America". Today, Mr. San Antonio serves as Chairman of the Board and Chief Executive Officer of Warrantech Corporation. Since December 1999, Mr. San Antonio serves as Chairman of the Board of MedStrong International

Corporation, a public company that transports medical records over the Internet and as Chairman of the Board of Marc Pharmaceuticals, Inc., a pharmaceutical company focusing on the development and commercialization of innovative products for the treatment of cancer and other diseases.

         JOSEPH CARRIZZO has served as a Director of the Company since its inception and has served on the Company's Audit Committee and Compensation Committee since their formation. Mr. Carrizzo accepted the appointment of President of the Company on April 26, 2005. Mr. Carrizzo began his career in 1983 at Lehman Brothers in the corporate bond department where he became a senior level medium term note trader. In 1995, he left Lehman to become an independent distributor of personal care and anti-aging products.

         DAVID M. BARNES. Mr. Barnes became a director of the Company in April of 2005. Mr. Barnes was also appointed to serve as chairman and financial expert of the Company's audit committee. Mr. Barnes will also be the chairman of the Company's compensation committee. Mr. Barnes has served as the chief financial officer of American United Global, Inc. ("AUGI") since May 15, 1996, and was a director of AUGI from November 8, 1996 through June 17, 2003. Mr. Barnes resigned as a member of AUGI's board of directors effective on June 17, 2003 but was reappointed thereto effective December 9, 2003. Mr. Barnes is also presently a member of the Advisory Board of Interactive Imagination, Inc., a privately-held video game developer based in Seattle, WA. Mr. Barnes is a Certified Public Accountant with over 40 years of experience in the private industry as well as public companies. Mr. Barnes has been a Chief Financial Officer of eight public companies.

         BRIAN O'CONNOR. Mr. O'Connor founded E-Top-Pics in 2001. Prior to this, Mr. O'Connor was the vice president for North American and Asia Pacific Sales for the Polaroid Corporation from 1989 to 1998. At Polaroid, he was responsible for more than 900 employees in sales and marketing for the entire U.S. business that generated over $1.1 billion in sales. During the past few years he has negotiated several key marketing arrangements which have resulted in successful relationships with key personnel at Fuji Film America, Major League Baseball, and NASCAR. In addition to his tenure at Polaroid and founding E-Top-Pics, Inc., Mr. O'Connor established an international consumer sales group in Asia, Japan, South America, Africa and the Middle East for Polaroid component products. Mr. O'Connor currently serves on the board of directors of Dana Farber Cancer Institute and the Jimmy Fund Advisory Council. Mr. O'Connor formerly served on the board of directors of the Carroll School for Dyslexic Children and The New England Sports Museum.

DESCRIPTION OF SECURITIES

         The Company's common stock, ("SHLP"), Class A Warrants ("SHLPW") and Class B Warrants ("SHLPZ") are thinly traded. We are authorized by our certificate of Incorporation to issue 250,000,000 common shares par value $.0001. We are also authorized to issue 25,000 shares of preferred stock par value $.0001.
         As of June 13, 2005, the Company had outstanding 33,455,033 shares of its common stock, par value $.0001 per share, 2,474,000 Class A Warrants and 2,474,000 Class B Warrants and a placement agent warrant to purchase 247,400 units comprised of one share of common stock, one Class A warrant and one Class B warrant and another placement agent a warrant to purchase 172,800 shares of the Company's common stock at a purchase price of $.30 per share.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

            (b) On June 8, 2005, Mr. Brian O'Connor was appointed by the Board of Directors and accepted the position of director and Chief Operating Officer of the Company pursuant to the terms of the Employment Agreement attached hereto as Exhibit 10.1.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

            (c)   Exhibits

            10.1  Employment Agreement with Mr. Brian O'Connor.

            99.1  Press release issued by SearchHelp, Inc. on June 9, 2005.

            99.2  Press release issued by SearchHelp, Inc. on June 13, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: June 14, 2005

                                             SEARCHHELP, INC.

                                             By: /s/ William Bozsnyak
                                                 ----------------------------
                                             Name:    William Bozsnyak
                                             Title:   Chief Executive Officer